Exhibit No. 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the 2.25% Convertible Subordinated Debentures due January 15, 2022 (No. 333-83562), and in the Registration Statements on Form S-8 pertaining to the Deferred Compensation Plan (Nos. 333-49371 and 333-80967); the 1997 Directors’ Non-Qualified Stock Option Plan (No. 333-39531); the 1997 Employee Non-Qualified Stock Option Plan (Nos. 333-39533 and 333-61897); the 1994 Full-Time Employee Non-Qualified Stock Option Plan (No. 33-54871); the 2000 Restricted Stock Award Plan (No. 333-46228); The Assumed Musicland 1988 Stock Option Plan, The Assumed Musicland 1992 Stock Option Plan, The Assumed Musicland 1994 Stock Option Plan, and the Assumed Musicland 1998 Stock Incentive Plan (collectively, No. 333-56146); the 2003 Employee Stock Purchase Plan (No. 333-108033); and the 2004 Omnibus Stock and Incentive Plan (No. 333-119472), of our report dated May 5, 2005, with respect to the fiscal 2004 and 2005 consolidated financial statements and schedule of Best Buy Co., Inc., included in this Annual Report (Form 10-K) for the year ended February 25, 2006.

Minneapolis, Minnesota
May 5, 2006